UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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DIRTT ENVIRONMENTAL SOLUTIONS LTD.

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DIRTT Releases Investor Deck Detailing its Momentum of Change

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Refreshed, highly qualified and strategically selected Board has repositioned DIRTT to improve its financial performance, enhance shareholder value and deliver future growth; a wholesale change could create significant risk.

•	Warns shareholders that 22NW has put forward an underqualified slate and has not articulated a plan for the Company.

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DIRTT remains committed to working with all shareholders, including 22NW, to efficiently resolve this expensive and time-consuming proxy fight, and is prepared to consider expanding the Board to eight members and include Mr. English and another 22NW nominee.

•	The deck is available on SEDAR and www.DIRTTmomentum.com. For help voting, please contact Kingsdale Advisors at 1-866-851-2743 or contactus@kingsdaleadvisors.com.

CALGARY, Alberta, April 5, 2022 — DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (NASDAQ: DRTT, TSX: DRT), a global leader in industrialized construction that empowers organizations together with construction and design leaders to build high-performing, adaptable, interior environments, today released an investor deck detailing the momentum of change under the refreshed and highly qualified board of directors (the “Board”).

The deck provides important information for shareholders, including how the Board championed change to lead the Company out of the COVID-19 pandemic, the early and rapid successes of the Board’s plan, and its efforts to work with 22NW, despite 22NW’s proxy fight potentially putting all this momentum at risk.

The complete investor deck is available on SEDAR and on www.DIRTTmomentum.com. Some highlights of the deck are as follows:

DIRTT’s Meaningful Momentum vs. 22NW’s Unarticulated Plan

Change is well underway and there is meaningful momentum. DIRTT’s refreshed Board acknowledged feedback from partners, management and shareholders that change is necessary and has made significant progress in a short amount of time.

Early successes include:

•  Restoring management’s focus on DIRTT’s key strategic pillars of Manufacturing Excellence, Commercial Execution and Production Innovation;

•  Proactively responding to cash-flow concerns and excess capacity, and redirecting sales efforts based on a review of results and changing market;

Nearly five months after waging a distracting and expensive proxy fight, 22NW has only recently publicly disclosed its “plan” – which is just a plan to create a plan.

Without articulating a plan of value, 22NW is impeding the Company’s progress by pushing for a “stay-the-course” strategy, which is misaligned with the interests of other major shareholders.

•  Replacing the CEO with an interim CEO;

•  Reducing operating expenses by 14%;

•  Revising the pricing strategy;

•  Reconfiguring and rationalizing DIRTT’s manufacturing footprint; and

•  Strengthening relationships with partners.

DIRTT’s Strategically Selected Candidates vs. 22NW’s Largely Untested and Unproven Slate

Given the unique nature of DIRTT’s business, the Board renewal process is supported by robust analysis of the functional, experiential and personal attributes required to add value in the context of DIRTT’s strategic priorities. This Board has the ideal mix of institutional knowledge and fresh perspectives collectively underpinned by experience in construction, real estate, manufacturing and innovation with strong financial and governance acumen curated for DIRTT’s strategic priorities.

22NW’s nearly all-male slate has an insufficient understanding of DIRTT’s business and what it takes to lead a public company. A wholesale Board change could reverse progress and damage the Company.

To put the Company into the hands of largely untested directors at this critical time in DIRTT’s journey – or at any time – could be irresponsible.

DIRTT’s Proactive Shareholder Engagement vs. 22NW’s Needless Proxy Fight

DIRTT welcomes constructive shareholder engagement and remains committed to working with all shareholders. In fact, the Board has consistently engaged with its shareholders, including 22NW. The Company had several meetings with 22NW’s founder, Mr. Aron English, regarding his Board candidacy prior to his unfortunate launch of his proxy fight, and informed him on several occasions that his candidacy would be considered in February 2022 as part of its normal course of review and director selection process. The Board’s several attempts to reach out after the requisition were also rejected by 22NW.

The Board remains open to constructively engaging with 22NW and all shareholders to efficiently resolve this expensive and time-consuming proxy fight in the interests of all shareholders, and is prepared to consider expanding the Board to eight members and add Mr. English and another 22NW nominee.

22NW previously announced support of 50.4% of DIRTT’s shareholders, but the documents indicating such support were non-binding. As a result of our open communications with our shareholders, the Board does not believe that a majority of its shareholders will support a wholesale change of the Board.

To make matters worse, 22NW launched its proxy fight at the expense of DIRTT’s shareholders. 22NW and Mr. English have already disclosed they intend to seek reimbursement from the Company for their proxy fight if successful.

The Choice is Clear: Vote BLUE FOR DIRTT’s Board

Change is well under way. Don’t stop DIRTT’s momentum. Vote on the BLUE proxy well in advance of the proxy voting deadline of Friday, April 22, 2022, at 10:00 a.m. (MDT).

If you have mistakenly voted on 22NW’s proxy or would like to change your vote for any other reason, you may do so by voting on the BLUE proxy. This will revoke and replace the previous vote.

If you have questions or need help voting, contact Kingsdale Advisors at 1-866-851-2743 or at contactus@kingsdaleadvisors.com.

About DIRTT Environmental Solutions

DIRTT is a global leader in industrialized construction. Its system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the commercial, healthcare, education and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule and outcomes.

Headquartered in the US and Canada, DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

Advisors

DIRTT has retained McMillan LLP as its legal advisor and Kingsdale Advisors as its strategic shareholder and communications advisor.

Important Additional Information Regarding Proxy Solicitation

DIRTT has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its annual and special meeting of shareholders to be held on Tuesday, April 26, 2022 at 10:00 a.m. (MDT) (the “Meeting”). DIRTT, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 25, 2022, and the Definitive Proxy Statement, as filed with the SEC on March 24, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting are included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders can also obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, ww.dirtt.com/investors.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events. In some cases, forward-looking information can be identified by such terms as “plans”, “anticipated”, “believe”, and “will”. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control that could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking information. The Company’s estimates, beliefs and assumptions, may prove to be incorrect. The risks and uncertainties that may affect forward-looking information include, but are not limited to, market conditions, the effect of the COVID-19 pandemic on the Company’s operations, business and financial results, and other factors discussed under “Risks Factors” in the Company’s management’s discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on February 23, 2022, which is available on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov). The Company does not undertake any obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. This forward-looking information speaks only as of the date of this news release.

For more information, contact

Media:

Hyunjoo Kim, Vice President of Strategic Communications and Marketing

416-867-2357 hkim@kingsdaleadvisors.com

Investors:

Kim MacEachern

Investor Relations, DIRTT

403-618-4539